Exhibit 10.1

SEPTEMBER 25, 2013

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE OR OTHER SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION AVAILABLE UNDER SUCH ACT.

VISION-SCIENCES, INC.

ADDITIONAL CONVERTIBLE PROMISSORY NOTE

$3,500,000	September 25, 2013

FOR VALUE RECEIVED, the undersigned, VISION-SCIENCES, INC., a corporation formed under the laws of Delaware (the “Borrower”), hereby promises to pay to LEWIS C. PELL (“Lender”), the principal amount of THREE MILLION FIVE HUNDRED THOUSAND DOLLARS ($3,500,000) or such lesser amount as may be advanced hereunder and remain outstanding, together with interest accrued thereon as provided below on the amount outstanding under this Note until such amount has been paid (the “Loan Amount”) in lawful money of the United States of America on or before the Maturity Date (as defined below).

AGREEMENT

1.     Definitions.     In this Note, the following terms shall have the following meanings:

1.1.

“Bankruptcy Event” means the commencement of any bankruptcy case or proceedings by or against the Borrower, or alleging that the Borrower is insolvent or unable to pay its debts as they mature or for the readjustment or arrangement of the Borrower’s debts, whether under the United States Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing, for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving the Borrower; provided, however, that if such commencement of proceedings against the Borrower is involuntary, such action shall not be considered a Bankruptcy Event if such proceeding shall have been dismissed within sixty (60) days after the commencement of such proceedings.

1.2.	“Events of Default. The occurrence of any of the following shall constitute an “Event of Default” hereunder:

(a)	failure of Borrower to make any payment when due under this Note for a period of ten (10) days or more;

(b)

one or more judgments or decrees is entered against Borrower (not paid or fully covered by insurance) in excess of $250,000 and such judgments or decrees shall not have been vacated or discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof; and

(c)	if there is a Bankruptcy Event with respect to Borrower.

1.3.	“Maturity Date” shall mean the fifth anniversary of the date hereof.

2.

Interest. The Loan Amount or any portion thereof shall bear cumulative annual interest at the applicable federal rate as published by the Internal Revenue Service in effect on the date hereof. Interest accrued and payable under this Note shall be calculated quarterly and payable annually or upon repayment of all or any portion of the principal under this Note. Interest on this Note shall be calculated on the basis of a 30-day month and a 360-day year.

3.     Repayment.     On the Maturity Date, all amounts then remaining unpaid on this Note shall be immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or notices or demands of any kind, all of which are expressly waived by the Borrower.

4.	Event of Default. If an Event of Default shall occur and be continuing, the outstanding principal amount of this Note may be declared immediately due and payable.

5.	Conversion.

5.1.

Right to Convert. Prior to the Maturity Date, at the option of the holder hereof, the unpaid principal amount of this Note shall be convertible, on the terms set forth herein, into fully paid and non-assessable shares of common stock of the Borrower (“Common Stock”), at a price of $.89 per share of Common Stock.

5.2.	Mechanics of Conversion

(a) Election to Convert. Before any holder of this Note shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the same at the office of the Borrower and shall give written notice to the Borrower at such office that such holder elects to convert the same. Thereupon, the Borrower shall promptly issue and deliver the number of shares of Common Stock to which such holder is entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note to be converted.

(b) Effect of Conversion. On and after the date this Note is deemed to have been converted, the holder of this Note entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares.

(c) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion. If any fractional interest in a share of Common Stock would otherwise be deliverable upon conversion of this Note, the Borrower shall purchase such fractional interest for an amount in cash equal to the fair market value of such fractional interest.

(d) Reservation of Shares. The Borrower will at all times reserve and keep available out of its authorized Common Stock solely for the purpose of issuance upon conversion of Notes such Common Stock as shall from time to time be issuable upon the conversion of this Note. All shares of Common Stock which may be issued upon conversion of Notes or Preferred Stock as the case may be, will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

(e) Surrender for Conversion. This Note shall be presented for conversion at the principal office of the Borrower or at such other place as the Borrower may from time to time designate.

(f)

If Lender converts less than the all of the outstanding principal amount of this Note, the Borrower will deliver to Lender an amended and restated Note, containing the other terms and provisions of the Note reflecting (i) an original principal amount equal to that portion of the then-outstanding principal amount not converted and (ii) the availability of additional borrowings up to the $3,500,000 maximum contemplated by this Note, less any amounts so converted. Upon the conversion of this Note, all rights of the Lender under the Note, except the right to receive the Common Stock will cease as to that portion of the Note so converted and the Note will no longer be deemed to be outstanding as to that portion of the Note so converted.

6.	No Rights of Stockholder. The Lender shall not be entitled to vote or receive dividends or be deemed the holder of the Common Stock issuable upon conversion hereof prior to conversion.

7.

Prepayment. The Borrower may, from time to time at its option, upon fifteen (15) days prior written notice to Lender, prepay all or part of this Note (with all accrued and unpaid interest thereon), without premium or penalty.

8.     Assignment; No Waiver.     The Lender shall have the right to assign its rights and obligations under this Note at any time. All covenants and agreements in this Note shall bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto. Lender’s failure at any time to exercise any of Lender’s rights under this Note shall not constitute a waiver of such rights and shall not be a bar to exercise of any of such rights at a later date.

9.	Miscellaneous.

9.1.

THIS NOTE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CHOICE OF LAW CONSIDERATIONS, APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH JURISDICTION, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS, AND THE DEBT OR OBLIGATIONS ARISING HEREUNDER.

9.2.

ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST BORROWER OR LENDER ARISING OUT OF OR RELATING TO THIS NOTE SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, AND BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

9.3.	The parties hereto agree that, notwithstanding anything contained herein to the contrary, there shall be required the consent of the Borrower and Lender to amend or modify the terms of this Note.

9.4.

A determination that any portion of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision, which shall be enforced to the maximum extent permitted by law.

9.5.	The Borrower agrees to pay all costs and expenses, including without limitation attorneys’ fees, incurred in connection with the interpretation or enforcement of this Note.
10.

Waiver of Jury Trial. BORROWER AND LENDER AGREE THAT ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY BORROWER OR LENDER ON OR WITH RESPECT TO THIS NOTE DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. BORROWER AND LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING.

11.

Counterparts. This Note may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page.

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IN WITNESS WHEREOF, the undersigned have executed this Convertible Promissory Note as of the day and year first set forth above.

LENDER:

LEWIS C. PELL

/s/ Lewis C. Pell
Lewis C. Pell

BORROWER:

VISION-SCIENCES, INC.

By:	/s/ Howard I. Zauberman
Name:	Howard I. Zauberman
Title:	Interim Chief Executive Officer